CERTIFIED RESOLUTIONS

      I, Wade R. Bridge, Assistant Secretary of TFS Capital Investment Trust (the "Trust"), hereby certify that the following resolutions were adopted by the Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons" of the Trust, at a meeting of the Board held on September 18, 2009:

              RESOLVED, that it is the finding of the Trustees at this meeting that the fidelity bond written by National Union Fire Insurance Company (the "Bond") in the aggregate amount of $1,250,000 and providing the Trust protection in the event of larceny or embezzlement by, among others, officers and employees of the Trust, in accordance with the requirements of Rule 17g-1 (the "Rule") under the Investment Company Act of 1940, is reasonable in form and amount, after having given due consideration to, among other things, the value of the aggregate assets of the Trust to which any person covered under the Bond may have access, the type and terms of the arrangements made for the custody and safekeeping of the Trust's assets and the nature of the securities in the Trust's portfolios; and

              FURTHER RESOLVED, that the renewal of the Bond for an additional annual period be, and it hereby is, ratified and approved by the Board of Trustees (all Trustees voting) and separately by the Independent Trustees; and

              FURTHER RESOLVED, that the Secretary or Assistant Secretary of the Trust be, and they hereby are, designated as the persons who shall make the filings and give the notices required by paragraph (g) of the Rule; and

              FURTHER RESOLVED, that the actions of the officers of the Trust in renewing the Bond for an additional annual term expiring June 28, 2010 be, and they hereby are, ratified and approved, and such officers are further authorized and directed to take any and all other actions they deem to be necessary or appropriate to effectuate the forgoing resolutions.



                                           /s/ Wade R. Bridge
September 18, 2009                        -----------------------------------
                                          Wade R. Bridge, Assistant Secretary